Exhibit 23

Consent of independent public accountants

As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company’s previously filed Registration Statement File Nos. 333-06133, 333-06145, 333-42280, 333-81491, 333-90209 and 333-84818.

Arthur Andersen LLP

Minneapolis, Minnesota,

March 25, 2002